Exhibit 99.1

WE RECOMMEND THAT YOU REJECT ANY UNSOLICITED MINI-TENDER OFFERS

TO SELL YOUR CNL LIFESTYLE PROPERTIES SHARES.

CNL Lifestyle Properties is not affiliated with any third-party offers to buy your shares.

TO REJECT AN OFFER, SIMPLY DO NOT RESPOND

TO ANY MATERIALS SENT TO YOU BY A THIRD PARTY.

THE SEC WARNS AGAINST MINI-TENDER OFFERS

•	Mini-tender offers can be a costly nuisance to public companies and often openly state in the fine print that they want to purchase shares at a discount to make a substantial profit.

•	Most offers are below market prices hoping to catch investors off guard.

•	Shareholders will no longer receive distributions. Most mini-tenders do not allow investors to change their mind after surrendering shares.

•	We urge you to visit the SEC’s website for more information on mini-tender offers: http://www.sec.gov/investor/pubs/minitend.htm